UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2025 (October 8, 2025)

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Ergon License Agreement

On October 10, 2025, Verde Renewables, Inc. (“Verde Renewables”), a wholly owned subsidiary of Verde Resources, Inc. (“Verde”, and together with Verde Renewables, “we,” “us,” “our,” or the “Company”), entered into a license agreement with Ergon Asphalt & Emulsions, Inc. (“Ergon”) (the “Ergon License”), pursuant to which we have granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using our proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”, in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from us at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

Ergon, the largest asphalt marketer in North America, is a subsidiary of Ergon, Inc., a diversified global organization engaged in multiple industries. The privately held Ergon is an industry pioneer in asphalt innovation and supply, employing more than 4,000 people and serving customers and partners in over 90 countries worldwide.

We have agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24. For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with us in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors. We have also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, we and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

We have also agreed to provide Ergon with forty percent (40%) of our share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as (a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and (b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from us. The Ergon License additionally grants Ergon the right to use our trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with the Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

The foregoing description of the material terms of the Ergon License is not complete and is qualified in its entirety by reference to the full text of the Ergon License, a copy of which is filed as Exhibit 10.1 to this Current Report.

Addendum to C-Twelve Joint Development Agreement

As previously disclosed, on May 19, 2025, the Company entered into a Joint Development Agreement (the “Joint Development Agreement”) with C-Twelve Pty Ltd (“C-Twelve”), the manufacturer of Verde 24, which, among other things, provided us with the exclusive right to distribute Verde 24 in the United States, either on our own or through sublicensees.

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Effective October 8, 2025, we entered into an addendum to the Joint Development Agreement (the “C-Twelve Addendum”) with C-Twelve pursuant to which (i) C-Twelve approved our entry into the License Agreement with Ergon, (ii) the exclusive territory granted to Verde under the Joint Development Agreement is expanded to comprise the United States of America (including all states, territories, and regions thereof), Canada and Mexico, (iii) we agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the $2 million loan previously agreed upon under the Joint Development Agreement (the “C-Twelve Loan”) and (iv) we agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed to minimum amounts of liters of Verde 24 which we may purchase from C-Twelve. We are required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde 24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the Joint Development Agreement.

The foregoing description of the material terms of the C-Twelve Addendum is not complete and is qualified in its entirety by reference to the full text of the Ergon License, a copy of which is filed as Exhibit 10.2 to this Current Report.

Item 8.01 Other Events

On October 14, 2025, the Company issued a press release announcing the execution of the Ergon License as well as the execution of a non-binding term sheet with Ergon for a $2 million equity financing. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1*†	License Agreement, dated October 10, 2025, by and between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc.
10.2†	Addendum to Joint Development Agreement, effective October 8, 2025, between Verde Resources, Inc. and C-Twelve Pty Ltd.
99.1	Press Release of Verde Resources, Inc., issued on October 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

†	Certain Portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verde Resources, Inc.

	By:	/s/ Jack Wong
	Name:	Jack Wong
	Title:	Chief Executive Officer

Dated: October 14, 2025

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